Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Pathfinder Bancorp, Inc. and subsidiaries of our report dated March 23, 2020 relating to the consolidated financial statements, which appears in Pathfinder Bancorp, Inc. and subsidiaries’ Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Bonadio & Co., LLP

Pittsford, New York

October 30, 2020